                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of
                     the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  MECON, INC.
                 (Name of Registrant as Specified in Its Charter)
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:

                                  [MECON LOGO]

                       THE BENCHMARKING SOLUTIONS COMPANY

                          200 PORTER DRIVE, SUITE 210
                          SAN RAMON, CALIFORNIA 94583

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                August 13, 1999

TO OUR STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MECON Inc., a Delaware corporation (the "Company"), will be held on Friday, August 13, 1999, at 10:00 a.m. local time, at the San Ramon Marriott Hotel at 2600 Bishop Drive, San Ramon, California, for the following purposes:

    1. To elect five directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To ratify the appointment of KPMG LLP as independent accountants for the Company for fiscal 2000.

    3. To increase the number of shares available under the 1995 Stock Plan by 450,000 shares to 2,150,000 shares.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on July 19, 1999, are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the meeting in person; however, to ensure your representation at the meeting, and reduce proxy solicitation costs, please sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS
Vasu R. Devan, Chief Executive Officer
San Ramon, California
July 19, 1999

 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO
   COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                  MECON, INC.
                          200 Porter Drive, Suite 210
                          San Ramon, California 94583

                            ------------------------

                            PROXY STATEMENT FOR 1999
                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MECON, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD ON FRIDAY, AUGUST 13, 1999, AT 10:00 A.M. LOCAL TIME, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, FOR THE FOLLOWING PURPOSES. The Annual Meeting will be held at the San Ramon Marriott Hotel at 2600 Bishop Drive, San Ramon, California.

    The proxy solicitation materials were mailed on or about July 23, 1999, to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company at the above address written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on July 19, 1999 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of July 19, 1999, approximately 6,355,026 shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), were issued and outstanding.

VOTING AND SOLICITATION

    Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may determine. If any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the meeting. For a ten-day period prior to the date of the Annual Meeting, a list of stockholders entitles to vote will be open for examination during normal business hours at the Company's principal offices, 200 Porter Drive, Suite 210, San Ramon, CA, and may be examined by any stockholder for any purpose germane to the meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as a vote against a proposal other than the election of directors. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not effect the outcome of the voting on a proposal.

    The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited in accordance with the Securities Exchange Act of 1934 by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram. Additionally, the Company has engaged Chase Mellon to assist it in the distribution and solicitation of proxies. In connection with this engagement, the Company will pay $7,500 for its services, plus reimburse it for its reasonable costs and expenses. In addition, the Company may also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to stockholders of record on the Record Date.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy materials for the 2000 Annual Meeting, stockholders' proposals to take action at such meeting must comply with the applicable Securities and Exchange Commission Rules and Regulations, must be directed to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement, and must be received by the Company not later than March 21, 2000.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

NOMINEES

    A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are currently serving as directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. The Company does not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

    The five candidates receiving the highest number of "FOR" votes shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES
                                 LISTED BELOW:

NAME                                    AGE                              PRINCIPAL OCCUPATION
-----------------------------------     ---     ----------------------------------------------------------------------
Vasu R. Devan......................     52      Chairman of the Board of Directors, President and Chief Executive
                                                  Officer of the Company

Raju Rajagopal.....................     52      Chief Operating Officer and Senior Vice President of the Company

M. Greg Allio(1)(2)................     39      Founder and Vice President Finance, StockPower Inc.

Kathy Brittain White(1)(2).........     50      Executive Vice President and Chief Information Officer, Cardinal
                                                  Health, Inc.

Richard McCann(1)(2)...............     55      Principal, McCann & McCann

------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

CURRENT DIRECTORS

    VASU R. DEVAN. Mr. Devan co-founded the Company in 1983 and has served as Chairman of the Board since the Company's inception. He has served as President and Chief Executive Officer from the Company's inception to November 25, 1996 and from April 17, 1997 to present. He has been a director of the Company since 1983.

    RAJU RAJAGOPAL. Mr. Rajagopal co-founded the Company in 1983 and served as Interim Senior Vice President, Sales from April 17, 1997 to January 21, 1998. Since January 21, 1998, he has served as Chief Operating Officer and Senior Vice President. He has been a director of the Company since 1983. Mr. Rajagopal also served as the Company's Senior Vice President, Western Region from November 1994 until his resignation in fiscal 1997. He also served as Senior Vice President, Sales and Marketing from April 1993 to November 1994, as Senior Vice President, Marketing and Operations from April 1991 to April 1993, and as Senior Vice President, Development and Customer Support from 1983 to April 1991.

    M. GREG ALLIO. Mr. Allio is a founder and Vice President, Finance of StockPower Inc. StockPower Inc. is a Financial Services Internet Company. Prior to founding StockPower Inc., Mr. Allio practiced law with primary emphasis in corporate and securities transactions, including mergers and acquisitions and securities offerings. Mr. Allio has practiced law at the law firms of Skadden, Arps, Slate, Meagher & Flom, Shartsis, Friese & Ginsburg and Farella, Braun & Martel. Mr. Allio is a member of the State Bars of California and Texas.

    KATHY BRITTAIN WHITE. Ms. White has been a director of the Company since March 1998. Ms. White is the Executive Vice President and Chief Information Officer of Cardinal Health, Incorporated where she is responsible for all aspects of Information Technology. Prior to Cardinal Health's acquisition of Allegiance Healthcare, Incorporated Ms. White was the Senior Vice President and Chief Information Officer of Allegiance, including serving as General Manager for a start-up consulting business unit. Prior to the spin-off of Allegiance in 1996, Ms. White was Chief Information Officer of Baxter International from April 1995 to October 1996. Before joining Baxter, she was Vice President Information Systems and Services at Allied Signal Corporation. She also founded and operated her own information technology consulting firm and served as an Associate Professor of Management Information Services at the University of North Carolina at Greensboro.

    RICHARD MCCANN. Mr. McCann is Principal of McCann & McCann. Mr. McCann has been a director of the Company since May 1997. From April 1995 to April 1997, Mr. McCann served as the Chairman of the Board of Northeast Ohio Community Health Plan, where he had led Meridia Health System and Blue Cross/Blue Shield of Ohio into a joint venture partnership resulting in one of the first integrated health systems combining physician services, acute and non-acute care facilities, and insurance. From 1987 to 1995, Mr. McCann served as President and Chief Executive Officer of Meridia Health System.

    All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors and are elected annually. Except for Mr. Rajagopal, who is the brother-in-law of Mr. Devan, there are no family relationships among the directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held seven meetings during fiscal
1999.

    Currently, the Audit Committee consists of Messrs. McCann and Allio, and Ms. White. All current members were members during fiscal 1999. The Audit Committee held three meetings during fiscal 1999. The Audit Committee aids management in the establishment and supervision of the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

    Currently, the Compensation Committee consists of Messrs. McCann and Allio and Ms. White. All current members were members during fiscal 1999. The Compensation Committee held one meeting during fiscal 1999. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for the Company's officers and employees and administers the Company's 1994 Incentive Stock Option Plan, 1995 Stock Plan and 1995 Employee Stock Purchase Plan. The Compensation Committee also monitors preparation of proper reports or other disclosure required by the applicable proxy or other rules of the Securities and Exchange Commission.

    No director attended less than 80% of the aggregate of the total number of meetings of the Board of Directors and meetings of all committees on which such Director served during such director's term of office during fiscal 1999.

COMPENSATION OF DIRECTORS

    All non-employee directors (the "Outside Directors") receive an annual retainer of $10,000, a per meeting fee of $1,000 for Board meetings, and $750 for separately held committee meetings. In addition, Outside Directors participate in the Company's 1995 Director Option Plan (the "Director Plan") adopted in October 1995 and effective in December 1995. Initially, a total of 50,000 shares of Common Stock were reserved for issuance under the Director Plan. As of July 1997, the Director Plan was amended to increase the number of shares of the Common Stock reserved for issuance under the Director Plan to 100,000 shares. As of August 1998, the Director Plan was amended to increase the number of shares of the Common Stock reserved for issuance under the Director Plan to 200,000 shares. The Director Plan, as amended in January 1997, provides for the automatic, nondiscretionary grant of nonstatutory stock options to Outside Directors. The Director Plan provides that each new Outside Director shall be granted a nonstatutory stock option to purchase 15,000 shares of Common Stock (10,000 shares prior to the January 1997 amendment) upon the date which such person first becomes an Outside Director. Thereafter, each Outside Director shall be automatically granted an option to purchase 5,000 shares of Common Stock on January 16 of each year (a "Subsequent Option"), if on such date, such Outside Director shall have served on the Company's Board of Directors for at least six (6) months. The Director Plan provides that each initial grant to new Directors will be exercisable three years from the date of grant and the subsequent options will vest immediately. The exercise price per share of all options granted under the Director Plan is equal to the fair market value of a share of the Company's Common Stock on the date of grant. Options granted to Outside Directors under the Director Plan have a ten year term, but will expire unless exercised within three months following the termination of an Outside Director's status as a director. If not terminated earlier, the Director Plan will have a term of ten years. As of March 31, 1999, there were options available to purchase 115,000 shares of Common Stock available for future grant under the Director Plan.

                            OTHER EXECUTIVE OFFICERS

    The following are additional executive officers of the Company. All executive officers serve at the discretion of the Board of Directors, subject to the terms of any employment agreements.

    JEFFREY J. PARKINSON. Mr. Parkinson, age 49, has served as the Company's Senior Vice President, Advisory Services since April 1997. He also served as the Company's Senior Vice President, Eastern Region from November 1994 to May 1997. Prior to joining MECON, Mr. Parkinson served in other executive consulting capacities including Vice President of Consulting Services for Voluntary Hospitals of America.

    DAVID J. ALLINSON. Mr. Allinson, age 37, joined the Company as Vice President, Finance and Administration and Chief Financial Officer in November 1994. From May 1990 to November 1994, Mr. Allinson held various management positions, most recently Director of Finance for Meris Laboratories, Inc., an independent clinical laboratory.

    GEOFFREY T. WOOD. Mr. Wood, age 52, joined the Company as Senior Vice President, Operations in October 1998. Prior to joining MECON, Mr. Wood formerly served as Senior Vice President of Operations for Walsh America, Inc. and as President and Chief Executive Officer of U.S. Administrators, Inc.

    JOSEPH L. COMBS. Mr. Combs, age 46, joined the Company as Senior Vice President, Integrated Business Development in March 1999. Mr. Combs formerly served as Vice President of International Marketing and Sales for IMS Health Strategic Technologies and as Acting General Manager of the U.S. Software Products Division of Walsh America, Inc.

    JAMES D. REILLY. Mr. Reilly, age 33, joined the Company as Senior Vice President, Clinical Consulting as a result of the Company's acquisition of LBA Consulting on March 31, 1999. Mr. Reilly joined LBA in 1992 as a consultant for the firm's Specialty Direct Contracting Division.

                                 PROPOSAL TWO:
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected KPMG LLP, independent accountants, to audit the financial statements of the Company for the 2000 fiscal year. This appointment is being presented to the stockholders for ratification at the Annual Meeting. If the stockholders reject the appointment, the Board of Directors will reconsider its selection. KPMG LLP has audited the Company's financial statements since the Company's inception. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2000 AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                PROPOSAL THREE:
                    APPROVAL OF AMENDMENT TO 1995 STOCK PLAN
                          TO INCREASE NUMBER OF SHARES
                AVAILABLE BY 450,000 SHARES TO 2,150,000 SHARES

    The Company's 1995 Stock Plan (the "1995 Plan") was adopted in October 1995 and became effective in December 1995. The 1995 Plan provides for the grant of either nonstatutory or incentive stock options to employees, officers and directors and for the grant of nonstatutory stock options and stock purchase rights ("Rights") to consultants of the Company. A total of 1,700,000 shares of Common Stock have been reserved for future issuance under the 1995 Plan. The exercise price of all nonstatutory stock options granted under the 1995 Plan is determined by the Administrator. The exercise price of options granted under the 1995 Plan is generally at least equal to the fair market value of the Common Stock of the Company on the date of grant. However, with respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any incentive stock option granted must equal at least 110% of fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the 1995 Plan may not exceed ten years. Generally, options begin vesting on the date of grant, annually thereafter, and have terms ranging from three to five years.

    As of June 30, 1999, options to purchase 1,417,132 shares of Common Stock remained outstanding under the 1995 Plan and options to purchase 83,260 shares of Common Stock remained available for grant. The Board of Directors believes that in order to continue to enable the Company to attract and retain the best available personnel, the 1995 Plan should be amended to increase the number of shares of the Common Stock reserved for issuance under the 1995 Plan by 450,000 to 2,150,000.

SUMMARY OF THE 1995 PLAN AND AMENDMENT

    The material features of the 1995 Plan are outlined below. The only change to the existing 1995 Plan effected by the proposed amendment is an increase in the number of shares available for issuance under the 1995 Plan from 1,700,000 to 2,150,000. Accordingly, the only benefit to employees, officers, directors and consultants is an increase in the number of shares of Common Stock reserved for options under the 1995 Plan.

PURPOSES

    The purposes of the 1995 Plan are to attract and retain the best available personnel, provide additional incentive to employees and consultants and to promote the success of the Company's business. Options granted under the 1995 Plan may be either nonstatutory or incentive stock options. Incentive stock options are entitled to special tax treatment under Section 422 of the Code, or its applicable regulations.

ADMINISTRATION

    The 1995 Plan is administered by the Board of Directors. The interpretation and construction of any provision of the 1995 Plan by the Board of Directors is final and binding. Members of the Board of Directors receive no separate compensation for their services in connection with the administration of the 1995 Plan.

ELIGIBILITY

    The 1995 Plan provides for the grant of either nonstatutory or incentive stock options to employees, officers and directors and for the grant of nonstatutory stock options and stock purchase rights to employees and consultants of the Company.

GRANT OF OPTIONS

    All grants of options under the 1995 Plan are discretionary. All grants of options are made in strict accordance with the provisions of the 1995 Plan.

OPTION PRICE

    The option price under the 1995 Plan is generally at least equal to the fair market value of the Common Stock on the date of grant, or if the date of the grant is not a trading day, the trading day immediately following the date of grant (the "Determination Date"). Fair market value is determined by reference to the closing sales price on the Nasdaq National Market, or in the event that the Common Stock is listed on another stock exchange, the fair market value is the closing price on such exchange on the Determination Date. However, with respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the Determination Date. The closing sales price per share of the Common Stock on June 23, 1999, was $7.50.

    The consideration to be paid for shares issued upon exercise of options granted under the 1995 Plan, including the method of payment, is determined by the Board of Directors and may consist of cash, check, other shares of Common Stock and certain other consideration and methods permitted by applicable law.

TERMINATION OF STATUS AS AN EMPLOYEE THROUGH DEATH, DISABILITY OR OTHERWISE

    Under the 1995 Plan, in the event an optionee ceases as an employee of the Company for any reason other than death or total and permanent disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for three months. If an optionee's service as an employee is terminated as a result of the optionee's permanent and total disability, the option will be exercisable for twelve months following such termination, but only to the extent it was exercisable at the date of termination. If an optionee's service as an employee of the Company is terminated by reason of the optionee's death, the option will be exercisable by the optionee's estate or successor in interest for twelve months following death, but only to the extent it was exercisable at the date of death. However, in no event may an option be exercised once its term has expired.

NONASSIGNABILITY OF OPTIONS

    Options granted pursuant to the 1995 Plan are nonassignable and nontransferable by the optionee, other than by will or by the laws of the descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE TRANSACTIONS

    In the event any changes, such as stock splits or dividends, are made in the capitalization of the Company, which changes result in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments shall be made in the number of shares which have been reserved for issuance under the 1995 Plan and the price per share covered by each outstanding option.

    In the event of a merger, consolidation or similar occurrence where the Company is not the surviving corporation, each outstanding option shall be assumed or substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event such successor corporation does not agree to assume or substitute such option, the Company shall notify the optionee that the option has immediately vested and shall be fully exercisable for a period of 30 days from the date of such notice. The option will terminate upon the expiration of such period.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the 1995 Plan at any time or may terminate the 1995 Plan with stockholder approval only necessary to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code. However, no action by the Board of Directors or the stockholders may unilaterally alter or impair any rights previously granted under the 1995 Plan without the consent of the optionee, except as may be necessary for compliance with Rule 16b-3 under the Exchange Act. In any event, the 1995 Plan will terminate in the year 2005.

FEDERAL TAX CONSEQUENCES

    The Optionee may incur regular federal income tax and state income tax liability upon exercise of a nonstatutory stock option. The optionee will be treated as having received compensation income equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company is required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise.

    The optionee will have no regular federal income tax or state income tax liability upon exercise of an incentive stock option, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

    The foregoing is not a complete description of the federal income tax aspects of options granted under the 1995 Plan. Furthermore, no information is given herein with respect to any state and local taxes or any non-U.S. taxes which may be applicable.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

    The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to approve this proposal. An abstention will have the same effect as a vote against the proposal, and, pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED UNDER THE 1995 PLAN.

                             ADDITIONAL INFORMATION

PRINCIPAL SHARE OWNERSHIP

    As of June 23, 1999, there were 6,355,026 shares of the Common Stock outstanding. The following persons or entities were known by the Company to be the beneficial owners of more than five percent of the Common Stock:

                                                                       AMOUNT AND
                                                                        NATURE OF
                                                                       BENEFICIAL   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER**                                  OWNERSHIP      TOTAL
---------------------------------------------------------------------  -----------  -----------
Devan Family Trust(1)................................................   1,150,337        18.10%
  c/o 200 Porter Drive, Suite 210
  San Ramon, California 94583

Raju Rajagopal(2)....................................................     422,742         6.65%
  c/o 200 Porter Drive, Suite 210
  San Ramon, California 94583

Fidelity Investments(3)..............................................     622,900         9.80%
  82 Devonshire St.
  Boston, Massachusetts 02109

Massachusetts Financial Services(4)..................................     508,001         8.00%
  500 Boylston Street, 15th Floor
  Boston, Massachusetts 02116

Pilgrim Baxter & Associates(5).......................................     485,000         7.63%
  825 Duportail Rd.
  Wayne, Pennsylvania 19087

------------------------

 ** To the best of the Company's knowledge, each such person holds sole investment and voting power over the shares shown, except as otherwise indicated.

 (1) Vasu Devan is the Chairman of the Board, President and Chief Executive Officer of the Company. The amount includes 70,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 23, 1999.

 (2) Such shares are held by Mr. Rajagopal and his wife, Geetha Rajagopal. The amount includes 35,834 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 23, 1999.

 (3) Based on this entity's Schedule 13G filed with the Securities and Exchange Commission on February 12, 1999.

 (4) Based on this entity's Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999.

 (5) Based on this entity's Schedule 13G filed with the Securities and Exchange Commission on February 9, 1999.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Common Stock as of June 23, 1999, by each current director, by the Company's current Chief Executive Officer, by the other most highly compensated executive officers of the Company whose compensation exceeded $100,000 for fiscal 1999 (such officers, together with the Chief Executive Officer, are collectively referred to as the "Named Executive Officers"), and by all current directors and executive officers as a group:

                                                                       AMOUNT AND
                                                                        NATURE OF
                                                                       BENEFICIAL   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER**                                  OWNERSHIP      TOTAL
---------------------------------------------------------------------  -----------  -----------
Devan Family Trust(1)................................................   1,150,337        18.10%
Raju Rajagopal(2)....................................................     422,742         6.65%
Richard McCann(3)....................................................      50,000            *
M. Greg Allio(4).....................................................      15,000            *
Kathy Brittain White(5)..............................................      15,000            *
David J. Allinson(6).................................................     134,978         2.12%
Jeffrey J. Parkinson(7)..............................................     232,210         3.65%
All directors and executive officers as a group(8)...................   2,020,267        31.79%

------------------------

  * Less than 1%

 ** To the best of the Company's knowledge, each such person holds sole investment and voting power over the shares shown, except as otherwise indicated. Each individual's address is c/o 200 Porter Drive, Suite 210, San Ramon, CA 94583.

 (1) Vasu Devan is the Chairman of the Board, President and Chief Executive Officer of MECON, Inc. and such shares are held by the Devan Family Trust. The amount includes 70,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 23, 1999.

 (2) Such shares are held by Mr. Rajagopal and his wife, Geetha Rajagopal. The amount includes 35,834 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 23, 1999.

 (3) Includes 50,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 23, 1999.

 (4) Includes 15,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 23, 1999.

 (5) Includes 15,000 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 23, 1999.

 (6) Includes 134,978 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 23, 1999.

 (7) Includes 99,322 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 23, 1999.

 (8) Includes 420,134 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of June 23, 1999.

COMPENSATION OF EXECUTIVE OFFICERS

    The compensation paid to the Company's executive officers is administered by the Compensation Committee of the Board of Directors.

    The following table sets forth the compensation paid to the Named Executive Officers for the Company's last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                                   ALL OTHER
                                                                                SECURITIES       COMPENSATION
                                                         SALARY      BONUS      UNDERLYING            ($)
NAME AND PRINCIPAL POSITION               FISCAL YEAR      ($)        ($)      STOCK OPTIONS    (1)(2)(3)(4)(5)
----------------------------------------  -----------   ---------   --------   -------------   -----------------
Vasu R. Devan...........................     1999       $ 186,848         --       40,000           $ 4,880
  Chairman of the Board,                     1998       $ 171,200         --           --           $ 2,880
  Chief Executive Officer and President      1997       $ 171,200         --      100,000           $ 4,025

Raju Rajagopal(4)(5)....................     1999       $ 166,119         --       25,000           $ 2,673
  Chief Operating Officer and                1998       $ 108,747         --       20,000           $35,000
  Senior Vice President                      1997       $ 118,339   $ 14,250           --           $99,410

Jeffrey J. Parkinson....................     1999       $ 188,880   $ 10,000           --           $ 2,336
  Senior Vice President, Advisory            1998       $ 140,500   $ 30,000       30,000           $   348
                                             1997       $ 139,906   $  6,800       17,700           $ 2,064

David J. Allinson.......................     1999       $ 129,996         --       10,000           $   300
  Chief Financial Officer, Senior Vice       1998       $ 128,676   $ 50,000      100,000           $   138
  President Finance & Administration         1997       $ 106,398   $  5,150        2,100                --

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those cases where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(2) All other compensation includes the contributions allocated under the Company's 401(k) plan on behalf of Messrs. Devan, Rajagopal, Parkinson and Allinson in the amounts of $1,875, $1,740, $1,875 and $138 for fiscal 1997, none in fiscal 1998, and $2,000, $2,000, $1,988 and $300 for fiscal 1999, respectively.

(3) All other compensation includes premiums paid by the Company on life insurance policies for the benefit of Messrs. Devan, Rajagopal and Parkinson in the amounts of $2,150, $251 and $233 for fiscal 1997, $2,880, $0, and
    $348 for fiscal 1998, and $2,880, $673, and $348 for fiscal 1999, respectively.

(4) All other compensation includes severance paid by the Company to Mr. Rajagopal in the amount of $97,284 upon his resignation in fiscal 1997.

(5) All other compensation includes consulting fees paid by the Company to Mr. Rajagopal in the amount of $35,000 for services rendered after his resignation in fiscal 1997.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

    The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of March 31, 1999, the last day of fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR
                          NUMBER OF SHARES UNDERLYING

                                                                      PERCENT OF TOTAL
                                                                       OPTIONS GRANTED     EXERCISE OR
                                                          OPTIONS       TO EMPLOYEES       BASE PRICE
NAME                                                    GRANTED(1)     IN FISCAL YEAR       ($/SH)(2)    EXPIRATION DATE
------------------------------------------------------  -----------  -------------------  -------------  ---------------
Vasu Devan............................................      40,000             8.73%             8.00         10/21/08
Raju Rajagopal........................................      25,000             5.46%             6.56          8/03/08
David Allinson........................................      10,000             2.18%             6.56          2/03/08
M. Greg Allio.........................................       5,000             1.09%             9.50          1/15/09
Richard J. McCann.....................................       5,000             1.09%             9.50          1/15/09
Kathy White...........................................       5,000             1.09%             9.50          1/15/09

------------------------

(1) Generally, options begin vesting on the date of grant and annually thereafter with terms typically between 3 and 5 years.

(2) All options were granted at an exercise price equal to fair market value of the Company's Common Stock on the Determination Date. Fair market value is determined by reference to the closing sales price on the Nasdaq National Market, or, in the event that the Common Stock is listed on another stock exchange, the fair market value is such exchange on the Determination Date. However, with respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the Determination Date. The closing sales price per share of the Common Stock on June 23, 1999, was $7.50.

    OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                               NUMBER OF SHARES
                                                                            UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                                              OPTIONS AT FISCAL        THE-MONEY OPTIONS AT
                                                                                  YEAR-END:           FISCAL YEAR-END($)(1):
                                          SHARES ACQUIRED       VALUE      ------------------------  ------------------------
NAME                                        ON EXERCISE       REALIZED     EXERCISABLE  EXERCISABLE  EXERCISABLE  EXERCISABLE
---------------------------------------  -----------------  -------------  -----------  -----------  -----------  -----------
Vasu Devan.............................              0        $       0        60,000       80,000    $       0    $       0
David Allinson.........................              0        $       0       109,559       54,203    $ 314,024    $ 120,403
Jeffrey Parkinson......................              0        $       0        85,227       32,945    $ 420,923    $ 125,925
Richard McCann.........................              0        $       0        44,999        5,001    $ 134,996    $  18,754
M. Greg Allio..........................              0        $       0        15,000        5,000    $       0    $       0
Raju Rajagopal.........................              0        $       0        20,050       34,950    $  51,662    $  36,764
Kathy White............................              0        $       0        15,000        5,000    $       0    $       0

------------------------

(1) The amounts listed in the two columns are based on the closing price per share of $7.00 on March 31, 1999, as reported on the Nasdaq National Market, less the applicable option exercise prices.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To the Company's knowledge based on review of copies of such forms furnished to the Company and written representations, all Forms 3, 4, and 5 required by
Section 16 (a) of the Securities Exchange Act of 1934 have been timely filed with respect to the most recently concluded fiscal year, except that Raju Rajagopal filed a late report for one transaction.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Messrs. McCann, and Allio and Ms. White, none of whom is an officer or employee of the Company. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's Board of Directors or Compensation Committee.

COMPENSATION PLANS

1995 STOCK PLAN

    The Company's 1995 Stock Plan (the "1995 Plan") was adopted in October 1995 and became effective in December 1995. The 1995 Plan provides for the grant of incentive stock options to employees, officers, consultants and directors and for the grant of nonstatutory stock options and stock purchase rights (Rights) to employees and consultants of the Company. A total of 1,700,000 shares of Common Stock have been reserved for future issuance under the 1995 Plan. The exercise price of options granted under the 1995 Plan is generally at least equal to the fair market value of the Common Stock of the Company on the date of grant. However, with respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any incentive stock option granted must equal at least 110% of fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the 1995 Plan may not exceed ten years. Generally, options vest 20% on the date of grant, and 20% each year thereafter for four years. As of March 31, 1999, there were 522,779 shares available for future grant under the 1995 Plan.

    In conjunction with the MCIS merger, the Company assumed the MCIS stock option plan. Information with respect to this plan has been included in the stock option table below. MCIS's stock option plan was terminated upon consummation of the merger.

1995 EMPLOYEE STOCK PURCHASE PLAN

    The Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") was adopted in October 1995 and became effective in December 1995. A total of 250,000 shares of Common Stock have been reserved for issuance under the Purchase Plan.

    The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 7.5% of an employee's base compensation, including commissions, bonuses and overtime, at a price equal to 85% of the fair market value of the Common Stock at the beginning of each offering period or the end of a six month purchase period, whichever is lower. Unless terminated sooner, the Purchase Plan will terminate ten years after its effective date. The Board of Directors has authority to amend or terminate the Purchase Plan provided no such action may adversely affect the rights of any participant. The Company sold 25,809 and 38,284 shares of Common Stock to employees under the Purchase Plan for the years ended March 31, 1999 and 1998, respectively. No shares were sold under the Purchase Plan in prior years. As of March 31, 1999, there were 165,525 shares of Common Stock available for future grant under the Purchase Plan.

1994 INCENTIVE STOCK OPTION PLAN

    The Company's 1994 Incentive Stock Option Plan (the "1994 Plan") provides for the grant of incentive stock options to employees of the Company. The Board of Directors has determined that no further options will be granted under the 1994 Plan. Outstanding options granted under the 1994 Plan generally become exercisable at a rate of 1/5 of the shares subject to the option at a specified date after the date of grant and an additional 1/5 of the shares at the end of each subsequent anniversary of the initial vesting date, subject to continued service as an employee, consultant or director. The term of each outstanding stock option is seven years. The exercise price of all options granted under the 1994 Plan was at least equal to the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in cash, promissory notes or other shares of the Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During fiscal 1999 the Company paid $68,000 to McCann & McCann (of which Richard McCann is a principal), for services provided with respect to the Company's Annual Report and various marketing materials.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

    Our 1999 Annual Report, which includes our audited financial statements for the fiscal year ended March 31, 1999, has accompanied or preceded this proxy statement. We will provide, without charge, upon your written request, a copy of our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Requests should be directed to our Investor Relations department at MECON, Inc., 200 Porter Dr., Suite 210, San Ramon, California 94589.

                                 OTHER MATTERS

    The Company knows of no other matters as of June 23, 1999 to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card and appointed as proxies to vote the shares they represent as the Board of Directors of the Company may recommend.

                                          Vasu R. Devan, CHIEF EXECUTIVE OFFICER

San Ramon, California
July 19, 1999

                                   MECON, INC.

                     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 13, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of MECON, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Vasu Devan and David Allinson, as proxy and attorney-in-fact, with full power of substitution, on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of MECON, INC. to be held at the San Ramon Marriott Hotel, 2600 Bishop Drive, San Ramon, California, on Friday, August 13, 1999 at 10:00 a.m., local time, and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there present, on all matters set forth on the reverse side hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.


                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               FOLD AND DETACH HERE

                                                      Please mark
                                                      your vote as
                                                      indicated in
                                                      this example /X/

1. To elect the Company's nominees to serve as directors for the ensuing year and until their successors are elected.

          FOR             WITHHOLD
          ALL               ALL
          / /               / /

NOMINEES

Vasu R. Devan
Raju Rajagopal
Kathy Brittain White
Richard McCann
M. Greg Allio


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


2. To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending March 31, 2000.

          FOR      AGAINST   ABSTAIN
          / /        / /      / /

3. To approve an amendment to the Company's 1995 Stock Plan to increase the number of shares available under the Plan by 450,000 shares to 2,150,000 shares.

          FOR      AGAINST   ABSTAIN
          / /        / /      / /

4. To vote or otherwise represent the shares on any and and all other business which may properly come before the meeting or any adjournment or postponement thereof, according to their discretion and in their discretion.

          FOR      AGAINST   ABSTAIN
          / /        / /      / /

--------------------------------------              MARK HERE FOR ADDRESS
                                                    CHANGE AND NOTE NEW ADDRESS
--------------------------------------              IN SPACE TO THE LEFT.  / /

--------------------------------------

                                                    PLEASE MARK, SIGN, DATE
                                                    AND RETURN THE PROXY CARD
                                                    PROMPTLY USING THE
                                                    ENCLOSED ENVELOPE.

Signature(s):                                       Dated:
             ------------------------------------         ---------------------

NOTE: Please sign exactly as the name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.


                             FOLD AND DETACH HERE